AMENDMENT,
                             DATED JUNE 1, 2003,
                                      TO
                        ACCOUNTING SERVICES AGREEMENT
                         BETWEEN RYDEX DYNAMIC FUNDS
                        AND RYDEX FUND SERVICES, INC.
                              DATED MAY 1, 2000,
                                  AS AMENDED


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                                  AMENDMENT TO
                          ACCOUNTING SERVICES AGREEMENT
                                     BETWEEN
                               RYDEX DYNAMIC FUNDS
                                       AND
                            RYDEX FUND SERVICES, INC.

The following Amendment is made to the Accounting Services Agreement between the Trust and the Servicer, and is hereby incorporated into and made a part of the Accounting Services Agreement:

                                   SCHEDULE A

                            RYDEX FUND SERVICES, INC.

                      FEE SCHEDULE FOR ACCOUNTING SERVICES
                      ------------------------------------

RYDEX DYNAMIC FUNDS - Each Separate Fund

A.      ANNUAL FEE - (Based upon average net assets - payable monthly) shall be:
        ----------

                 Basis Point Fee
                 ---------------
                 15 Basis Points

B. In addition, all out-of-pocket expenses shall be separately charged, shall include but not be limited to: printed forms, postage, overnight mail and telephone expense.

        In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 1st day of June, 2003.

                                                  RYDEX DYNAMIC FUNDS
                                                  /S/ Albert P. Viragh, Jr.
                                                  ------------------------------
                                                  By:      Albert P. Viragh, Jr.
                                                  Title:   President


                                                  RYDEX FUND SERVICES, INC.
                                                  /S/ Albert P. Viragh, Jr.
                                                  ------------------------------
                                                  By:      Albert P. Viragh, Jr.
                                                  Title:    President